United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

              ----------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 8, 2003



                          TRANS GLOBAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-23382                                62-1544008
       (Commission File Number)              (IRS Employer Identification No.)

              8707 Katy Freeway, Suite 300
                      Houston, Texas                       77024
          (Address of principal executive offices)       (Zip Code)

                                 (713) 467-4140
              (Registrant's telephone number, including area code)

            1393 Veterans Memorial Highway, Hauppauge, New York 11788
                          (Registrant's former address)
                                 (631) 724-0006
           (Registrant's former telephone number, including area code)


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ITEM 4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

On Tuesday, April 8, 2003, the registrant's auditors, Moore Stephens, P.C., resigned by submitting an e-mail to the Chairman of the Audit Committee of the registrant's Board of Directors. The registrant's Audit Committee accepted the resignation of the auditors.

The registrant's audit reports for the accounting years 2000 and 2001 contained a standard qualifying paragraph emphasizing the registrant's continuation as "going concern." Other than this, there were no other qualifications or adverse language in the reports.

During the Registrant's most recent fiscal year, there was a disagreement with Moore Stephens regarding certain related party transactions recorded in RMI Pendragon, a wholly-owned subsidiary of the Registrant. Moore Stephens concluded there were inadequate accounting controls at RMI Pendragon which would preclude Moore Stephens from issuing an unqualified opinion on the consolidated financial statements of the Registrant for the year ended December 31, 2002.

RMI Pendragon was formed in October 2002 to account for one new contract of the Registrant. RMI Pendragon billed approximately $425,000 and collected approximately $343,000 during the three months ended December 31, 2002 related to this contract. In addition, RMI Pendragon incurred payroll and other related expenses of approximately $421,000. Most of the cash transactions, including deposits and disbursements, were recorded in a bank account of a corporation owned by the majority shareholder of the Registrant. However, all transactions were properly accounted for in the general ledger of RMI Pendragon. Management believes the allegations are without merit and there were sufficient controls in place to account for all transactions. In addition, all related party transactions will be properly disclosed in the Form 10-K.

As a result of the report submitted by the auditors, the registrant filed with the Securities and Exchange Commission a Notice Pursuant to Section 10A of the Securities Exchange Act of 1934. In the Notice, the registrant averred that the auditors' conclusions were incorrect and based on unsubstantiated claims and incomplete evidence. The acts alleged were under the supervision of the Chief Financial Officer of the registrant, Joseph Link, and not under the direct supervision of the registrant's Chief Executive Officer. Accordingly, the registrant's Board of Directors has suspended Mr. Link and has appointed an interim Chief Financial Officer. Additional accounting personnel, who were involved in the subject transactions, are no longer employed by the registrant or its subsidiaries.

Other than the disagreement noted above, during the two most recent fiscal years and through the date of Moore Stephens' resignation, there were no other disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Moore Stephens' satisfaction, would have caused Moore Stephens to make reference to the subject matter in connection with its report of the financial statements for such years; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

The registrant is currently in the process of engaging a new accounting firm to perform those duties in which Moore Stephens were previously engaged to perform, including the auditing of the financial statements. Once the registrant has retained a new accounting firm, the registrant will permit Moore Stephens, P.C. to respond fully to the inquiries of the successor auditors concerning the subject matter of any disagreements.


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            ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

   On April 3, 2003, two of the directors of the registrant, Joseph E. Link and Joseph G. Sicinski, were notified that, by a consent action of the majority of stockholders holding no less than the amount of stock required to take such action at a meeting, they had been removed from the Board of Directors of the registrant and its subsidiaries. At some point, two new directors will be elected by the stockholders of the registrant to fill the vacant positions on the registrant's Board of Directors.

The registrant has also relocated its executive offices to Houston, Texas, as of
    April 10, 2003. The registrant's address and contact numbers are 8707 Katy
      Freeway, Suite 300, Houston, Texas 77024, telephone (713) 467-4140, and facsimile (713) 467-5025.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  Statements.
          ----------------------

     None.

     (b)  Exhibits.
          --------

     None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       Date:  May 7, 2003                     TRANS GLOBAL SERVICES, INC.


                                                  By /s/ Arthur Grider
                                            ------------------------------------
                                                 Arthur Grider, President


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